UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 445-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s Annual Meeting of Stockholders held on June 8, 2017, the stockholders approved the amendment and restatement of the 2006 Equity Incentive Plan and the material terms of the performance goals under the 2006 Equity Incentive Plan (the “Restated Plan”), including (i) an increase in the number of shares available to be issued as equity compensation awards by two million shares, (ii) an extension of the expiration date of the equity compensation plan, which expiration date would otherwise occur in April 2025, until March 9, 2027, (iii) approval of the material terms of the performance goals under the 2006 Equity Incentive Plan and (iv) the imposition of an annual total compensation limit of $500,000 on non-employee directors. The Restated Plan was previously approved, subject to stockholder approval, by the Board of Directors of the Company.

A summary of the material terms and conditions of the Restated Plan and awards thereunder is included in the Company’s definitive proxy statement filed with the SEC on April 28, 2017, under “Proposal No. 5 – Approval of the Amendment and Restatement of the 2006 Equity Incentive Plan and the Material Terms of the Performance Goals Under the 2006 Equity Incentive Plan”, which section is incorporated herein by reference. The preceding summary is qualified in its entirety by, and should be read in conjunction with, the RadNet, Inc. 2006 Equity Incentive Plan (Amended and Restated as of March 9, 2017), which is filed as Exhibit 99.1 to this Current Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on June 8, 2017, the stockholders considered and approved five proposals, each of which is described in more detail in the Company’s 2017 definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2017 for the Annual Meeting of Stockholders.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1

The stockholders elected the following seven directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified based on the following votes:

Director	For	Withheld	Broker Non-Votes
Howard G. Berger, M.D.	26,910,227	1,647,274	10,734,643
Marvin S. Cadwell	24,060,490	4,497,011	10,734,643
John V. Crues, III, M.D.	23,982,972	4,574,529	10,734,643
Norman R. Hames	26,752,375	1,805,126	10,734,643
Lawrence L. Levitt	24,061,918	4,495,583	10,734,643
Michael L. Sherman, M.D.	26,545,553	2,011,948	10,734,643
David L. Swartz	23,795,374	4,762,127	10,734,643

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was approved based on the following votes:

For	Against	Abstentions
38,772,093	374,091	145,960

Proposal 3

The non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2017 definitive proxy statement was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
27,284,417	579,201	693,883	10,734,643

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Proposal 4

The non-binding advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers received the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
24,034,806	82,243	3,274,547	1,165,905	–

Consistent with the vote of stockholders, the Company will conduct future advisory votes regarding executive compensation every year until the next required stockholder advisory vote on the matter or until the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

Proposal 5

The amendment and restatement of the 2006 Equity Incentive Plan and the material terms of the performance goals under the 2006 Equity Incentive Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
20,365,601	4,239,689	3,952,211	10,734,643

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	RadNet, Inc. 2006 Equity Incentive Plan (Amended and Restated as of March 9, 2017).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017	RadNet, Inc.

	By:	/s/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
99.1	RadNet, Inc. 2006 Equity Incentive Plan (Amended and Restated as of March 9, 2017).

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